UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2017 (February 1, 2017)

Business Development Corporation of America

(Exact name of Registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

814-00821	27-2614444
(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, Suite 4920 New York, New York 10019
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (212) 588-6770

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2017, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Business Development Corporation of America (the “Company”) approved the appointments of Lee S. Hillman and Dennis M. Schaney, each as a director of the Company, with immediate effect. In connection with these appointments, the Board approved expanding the size of the Board from five to seven directors.

Mr. Hillman has served as President of Liberation Advisory Group, a private management consulting firm, since 2003. Mr. Hillman has also served as Chief Executive Officer of Performance Health Systems, LLC, an early-stage business distributing Power PlateTM and bioDensity® branded, specialty health and exercise equipment since 2012, and its predecessor since 2009. From February 2006 to May 2008, Mr. Hillman served as Executive Chairman and Chief Executive Officer of Power Plate International (“Power Plate”) and from 2004 through 2006 as CEO of Power Plate North America. Previously, from 1996 through 2002, Mr. Hillman was CEO of Bally Total Fitness Corporation, then the world's largest fitness membership club business. Mr. Hillman currently serves as a member of the board of directors of several publicly traded entities. These include Lawson Products, Inc. where he serves as a member of the Audit Committee as well as chair of its Compensation and Financial Strategies Committees. He also serves as trustee and member of the Audit Committee of Adelphia Recovery Trust, and as a board member and member of the Audit, Compensation and Nominating/Governance Committees of HC2 Holdings, Inc. He is also a board director and chair of the Audit Committee of Professional Diversity Network. Previously he has served as a member of the Board of Directors of HealthSouth Corporation, Wyndham International, RCN Corporation (where he was Chairman of the Board) and Bally Total Fitness Corporation (where he was Chairman of the Board). Mr. Hillman holds a B.S. in Finance and Accounting from the Wharton School of the University of Pennsylvania and an M.B.A. in Finance and Accounting from the Booth School of Business of the University of Chicago. Mr. Hillman is a Certified Public Accountant and former audit partner with Ernst & Young.

Mr. Schaney previously served as Managing Director and Head of High Yield and Leveraged Loans at Morgan Stanley Investment Management. Mr. Schaney also served as Co-Head of Morgan Stanley Credit Partners. During this time, he was responsible for leveraged loan, high yield bond and mezzanine investments across a variety of funds including closed-end, open-end and institutional separate accounts. Mr. Schaney retired from Morgan Stanley Investment Management in 2010. From 2003 to 2007, he served as Managing Director and Global Head of Fixed Income for Credit Suisse Asset Management. He oversaw global teams responsible for all fixed income investments and served on the asset management's Executive Committee and the Management Committee for Credit Suisse. Prior to Credit Suisse, Mr. Schaney founded BlackRock Financial Management's Leveraged Finance Group which was responsible for high yield, leveraged loan and mezzanine investments. He was also responsible for the alternative investment effort for leveraged assets including the Magnetite CLO/CBO products. In addition to those responsibilities, he co-headed the firm's credit research effort. Mr. Schaney worked at Merrill Lynch from 1988 through 1997 where he was Global Head of Corporate and Municipal Bond Research and an analyst covering the media, entertainment, and cable sectors. Prior to Merrill Lynch, Mr. Schaney was a Vice President at First Boston Corporation focusing on corporate restructuring and credit advisory services. He was also a Rating Officer for Standard & Poor's Rating Services. Mr. Schaney currently serves as a member of the board of directors of Griffin-Benefit Street Partners BDC Corp. Mr. Schaney holds a B.S. in Psychology from the University of Bridgeport and an M.S. in Finance from Fairfield University.

Each of Mr. Hillman’s and Mr. Schaney’s compensation will be consistent with that provided to all of the Company’s independent directors, as described in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission.

There is no arrangement or understanding under which Mr. Hillman or Mr. Schaney was appointed. There are no transactions involving Mr. Hillman or Mr. Schaney requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Business Development Corporation of America

Date: February 2, 2017	By:	/s/ Richard J. Byrne
Name: Richard J. Byrne
Title: Chief Executive Officer, President and Chairman of the Board of Directors

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